UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 20, 2015
BLOX, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53565	20-8530914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 600—666 Burrard Street, Vancouver, British Columbia	V6C 3P6
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(778) 218-9638
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Registrant’s newly constituted Board of Directors conducted its first visit to Ghana between the 5th and the 15th August.  Upon arrival, the Directors, which included Mr. Ronald Renne, Chairman, Mr. Robert Spiers, CEO, and Mr. Trevor Pickett, COO, visited the Birim Region where the three Ghanaian concessions are located.

Ghana – Pramkese, Osenase and Asamankese.

The objective was to carry out a geological reconnaissance over the areas to identify potentially favourable lithologies.  The Board inspected the existing field programs in Ghana and oversaw the planning and implementation of programs for the near future.

Guinea – Mansounia.

In addition, the Registrant is currently compiling available data from its Mansounia concession in Kankan, Guinea, with a view to progressing an economic re-assessment of the project.  This is expected to facilitate the renewal extension process.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated August 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.
/s/ Ronald Renne
Ronald Renne
Chairman
Date: August 20, 2015

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